Corporate Capital Trust 8-K
Exhibit 10.3

CUSTODIAN AGREEMENT

THIS CUSTODIAN AGREEMENT (the “Agreement”), dated as of November 15, 2012, by and among HALIFAX FUNDING LLC, a Delaware limited liability company (the “Counterparty”), CORPORATE CAPITAL TRUST, INC., a Maryland corporation (the “Manager”), THE BANK OF NOVA SCOTIA (“Scotia”) and THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK, not in its individual capacity but solely as custodian (the “Custodian”).

WITNESSETH:

WHEREAS, the Counterparty has entered into a total return swap master confirmation with Scotia (as amended, the “Master Confirmation”) as supplemented by the 1992 ISDA Master Agreement between the Counterparty and Scotia (as amended the “ISDA Master Agreement”) and the ISDA Credit Support Annex between the Counterparty and Scotia (as amended, the “Security Agreement”), each dated as of November 15, 2012 (collectively, the “Swap Documents”) (all terms defined in the Swap Documents and not otherwise defined in this Agreement, as used herein, have the respective meanings provided for therein);

WHEREAS, pursuant to the Security Agreement, the Counterparty granted to Scotia a continuing first-priority security interest in all right, title and interest of the Counterparty in, to and under the Pledged Property (as defined in the Security Agreement);

WHEREAS, each of the Counterparty, Scotia and the Manager desires to have the Custodian perform certain duties and provide such additional services as Scotia may from time to time request, in respect of the Pledged Property, consistent with the terms of this Agreement; and

WHEREAS, the Custodian has the capacity to provide the services required hereby and is willing to perform such services for the Counterparty and Scotia on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

Section 1. Appointment and Duties of the Custodian.

(a)           The Counterparty and Scotia each hereby appoints The Bank of Nova Scotia Trust Company of New York, and it hereby accepts the appointment, to act as Custodian pursuant to the terms of this Agreement, until the termination of this Agreement or the Custodian’s resignation or removal as custodian pursuant to Section 11 hereof. In such capacity, the Custodian shall assist Scotia, the Counterparty and the Manager by performing certain services and providing to the Counterparty, the Manager and Scotia certain reports and schedules, all as more particularly described below (including Section 1 and Section 2 hereof) and in Schedule A hereto (collectively, the “Services”), in each case in such form and content, and in such greater detail, as may be mutually agreed upon by the parties hereto from time to time and based upon information and data received by the Custodian (i) from or on behalf of the Counterparty, the Manager or Scotia and (ii) with respect to any Pledged Property (as defined below). The Custodian’s duties and authority hereunder are limited to the duties and authority specifically set forth in this Agreement and no implied or inferred obligations of any kind shall be read into this Agreement, against or on the part of the Custodian. By entering into, or performing its duties under, this Agreement, the Custodian shall not be deemed to assume any obligations or liabilities of Scotia, the Counterparty or the Manager under any agreement to which any of them is a party, and nothing herein contained shall be deemed to release, terminate, discharge, limit, reduce, diminish, modify, amend or otherwise alter in any respect the duties, obligations or liabilities of Scotia, the Counterparty or of the Manager under or pursuant to any other agreement.

(b)           The Counterparty hereby employs the Custodian as custodian of all Pledged Property of the Counterparty which is delivered to the Custodian pursuant to the terms and conditions set forth herein. For purposes of this Agreement, “delivery” of Pledged Property shall include any form of delivery set forth in the Swap Documents. The Custodian shall not be responsible for any Pledged Property of the Counterparty held or received by the Counterparty or others and not delivered to the Custodian.

The Custodian agrees to maintain, in its capacity as Custodian, records reflecting a collateral account (the “Collateral Account”). Any and all Pledged Property consisting of Cash from time to time received and accepted by the Custodian for the account of the Counterparty shall be held in the Collateral Account.  Promptly following its receipt of any such Cash, the Custodian shall cause such Cash to be deposited in an account (the “Depository Account”) maintained at a depository institution (as defined in section 3 of the Federal Deposit Insurance Act) or a branch or agency of a foreign bank (as such terms are defined in section 1(b) of the International Banking Act of 1978), including, for the avoidance of doubt, a branch or agency of Scotia (such financial institution maintaining the Depository Account, the “Depository”).  The Depository Account shall be captioned:  “The Bank of Nova Scotia Trust Company of New York as custodian on behalf of Halifax Funding LLC, as pledgor, and the Bank of Nova Scotia, as secured party.”

The Custodian shall establish the Depository Account on the terms set forth in Sections 1 and 2 hereof; provided, that if the Depository does not agree to maintain the Depository Account on such terms, the Custodian shall establish the Depository Account on terms agreed by the parties hereto.  For the avoidance of doubt, the Depository is not a party to this Agreement, and any reference in this agreement to the Depository’s duties or obligations is not binding on the Depository but instead specifies the terms on which the Custodian will seek to engage the Depository.

The Counterparty hereby represents and warrants to the Custodian that (i) except for the security interest of Scotia, it has not granted, and so long as this Agreement remains outstanding, will not grant, any lien, charge, encumbrance or security interest in or on the Collateral Account or the Pledged Property in favor of any other person, (ii) there are no agreements other than this Agreement by which the Counterparty purports to grant control over the Collateral Account to any party other than Scotia, and (iii) no funds held in the Collateral Account are or will be proceeds in which any person or entity (other than Scotia) has a security interest or other lien of any kind.

The Depository Account shall bear interest at the overnight “Federal Funds (Effective)” rate in effect for such day, as published in the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System (the “Interest Rate”). Accrued interest shall be credited to and held in the Depository Account unless Custodian is otherwise instructed pursuant to the terms hereof.  For the purposes of calculating the Interest Amount that is to be credited to the Depository Account in respect of any Interest Period, the amount of interest calculated during the Interest Period shall be based on daily compounding.  For purposes hereof, “Interest Amount” means, with respect to an Interest Period, the aggregate sum of the amounts of interest calculated for each day in the relevant Interest Period on the balance of the Depository Account on that day, determined by the Depository for each day as follows:

(x)	the balance of the Depository Account (if positive) on that day; multiplied by
(y)	the Interest Rate in effect for that day; divided by
(z)	360.

Notwithstanding the foregoing, if in respect of an Interest Period, the balance of the Depository Account never drops below the opening balance of the Depository Account on the first day of such Interest Period (such opening balance being the “Base  Balance”), the Interest Amount for the relevant Interest Period shall be the sum of the LIMEAN Amount and the Overnight Interest Amount.

For purposes of the preceding paragraph,

“LIMEAN Amount” means, in respect of an Interest Period, the amount, equal to the product of (x) the Base Balance, (y) the USD-LIBOR-BBA rate in effect on such day as is two London Banking Days preceding the first day of the relevant Interest Period less 6.25 basis points, and (x) a fraction the numerator of which is the number of days in the relevant Interest Period and the denominator of which is 360.

“Overnight Interest Amount” means the aggregate sum of the amounts of interest calculated for each day in the relevant Interest Period on the balance of the Depository Account in excess of the Base Balance on that day, determined by the Depository for each day as follows:

(x)	the balance of the Depository Account in excess of the Base Balance on that day; multiplied by
(y)           the Interest Rate in effect for that day; divided by
(z)           360.

“Interest Period” means each period commencing on, and including, one Payment Date (as defined in the Master Confirmation) to, but excluding, the next following Payment Date.

(c)           The Depository Account shall be identified on the Depository’s books and records as an account held for Custodian on behalf of Counterparty as pledgor and Scotia as secured party.

(d)           The Custodian shall hold, keep safe and protect as custodian all Pledged Property on behalf of and for the benefit of the Counterparty and Scotia; however, for the avoidance of doubt, the parties hereto agree that the Depository Account shall be a general deposit, rather than a special deposit.

(e)           The Counterparty and the Manager shall cooperate with the Custodian in connection with the Services to be performed by it, including in respect of the calculations relating to periodic reports or as otherwise reasonably requested hereunder. Upon reasonable request by the Custodian, each of the Counterparty and the Manager further agrees to provide the Custodian from time to time during the term of this Agreement, on a timely basis, any information in its possession relating to the Pledged Property as to enable the Custodian to perform its duties hereunder. Without limiting the generality of the foregoing, each of the Counterparty and the Manager shall supply in a timely fashion any information maintained by it that the Custodian may from time to time reasonably request with respect to the Pledged Property, reasonably need to complete the reports required to be prepared by the Custodian hereunder or reasonably require to permit the Custodian to otherwise perform its obligations hereunder.

(f)           At the request of Scotia, the Counterparty or the Manager shall review the contents of all reports, instructions and statements prepared by the Custodian in accordance with this Agreement. To the extent any of the information in such reports, instructions or statements conflicts with data or calculations in the records of the Counterparty or the Manager, the Counterparty or the Manager shall use reasonable efforts to notify the Custodian and Scotia of such discrepancy and assist the Custodian in reconciling such discrepancy.

(g)           If, in performing its duties under this Agreement, the Custodian is required to decide between alternative courses of action, the Custodian may request written instructions (or verbal instructions, followed by written confirmation) from Scotia as to the course of action desired by it. If the Custodian does not receive such instructions within two Business Days after it has requested them, the Custodian may, but shall be under no duty to, take or refrain from taking any particular courses of action; provided that the Custodian as promptly as possible notifies Scotia which course of action, if any, it has decided to take. The Custodian shall act in accordance with instructions received from Scotia after such two Business Days except (so long as it has provided the notice set forth in the prior sentence) to the extent it has already taken, or committed itself to take, action inconsistent with such instructions.

(h)           The Custodian shall cooperate with the auditors or independent certified public accountants appointed by the Counterparty or the Manager on behalf of the Counterparty, and with agents of the Manager that the Manager has notified the Custodian have authority to act on the Manager’s or the Counterparty’s behalf, and shall provide information in the possession of the Custodian necessary for auditing by the auditors or independent certified public accountants of the financial statements.

Section 2. Depository as Depositary Bank.

(a)           The Custodian shall engage the Depository to serve as Bank with respect to the Depository Account. With specific reference to this Section 2, all capitalized terms used and not defined elsewhere shall have the meanings assigned to such terms in the Uniform Commercial Code as in effect from time to time in the State of New York (the “UCC”). All Cash credited to the Depository Account will continue to be held for the Custodian by the Depository as Bank.

(b)           With respect to any portion of the Pledged Property, the Custodian agrees that:

(i)
it will comply with any instruction originated by Scotia, subject to Section 8 hereof, if applicable, directing the disposition of Cash held in the Collateral Account and any other instruction from Scotia in respect of the Pledged Property, in each case without further consent by the Counterparty or any other Person. The Counterparty consents and agrees to the foregoing;

(ii)
except as provided in subsection (h) below and Section 8 hereof, all Pledged Property held by the Custodian for the Counterparty, whether in the Collateral Account or otherwise, shall be subject to the exclusive custody and control of the Custodian as directed by Scotia, and Scotia shall have sole authority to direct the Custodian with respect thereto; and

(iii)
it will promptly notify Scotia, the Manager and the Counterparty upon receipt of written notice that any other Person claims that it has a property interest in any Pledged Property held by the Custodian pursuant to this Agreement (whether in the Collateral Account or otherwise) other than Scotia.

(c)           The Custodian agrees that (i) all Cash shall be credited to the Depository Account, (ii) at all relevant times, the Custodian will be the Depository’s Customer with respect to the Depository Account, (iii) the Depository Account will be a Deposit Account, (iv) the Depository is a Bank and will act in such capacity in respect of the Depository Account, (v) neither the Depository Account nor any Cash at any time held therein or credited thereto is or will be evidenced by any Instrument or constitutes or will constitute Investment Property, and (vi) the Custodian shall control the Depository Account on behalf of the Counterparty, as pledgor, and Scotia, as secured party, and shall give such instructions to Depository as are necessary to carry out the terms of this Agreement.

(d)           In the event that the Custodian or the Depository has or subsequently obtains by agreement, operation of law or otherwise a security interest in any Pledged Property or the Depository Account, the Custodian hereby agrees (and the Custodian will obtain the agreement of Depository) that such security interest shall be subordinate to the security interest of Scotia except in so far as such security interest secures the payment to the Custodian of Fees and Custodian Expenses (as defined below) arising in connection with this

Agreement. The Pledged Property credited to the Depository Account will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any Person other than the Counterparty; provided that the Depository may deduct from the Depository Account amounts which were previously credited if notified that a deposit was not cleared by reason of insufficient funds.

(e)           There are no other agreements pertaining to the Collateral Account entered into by the Custodian and the Custodian agrees that it will not enter into any such other agreement with any other Person with respect to the Collateral Account (unless agreed to in writing by Scotia and the Counterparty).  In the event of any conflict between this Agreement (or any provision hereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail, except that in the event of any conflict between this Agreement and the Swap Documents, with respect to any rights or obligations of any party thereto, the Swap Documents shall prevail as to the Counterparty, the Manager and Scotia; provided, however, the terms of this Agreement shall always prevail as to the Custodian.

(f)           Subject to Section 11 hereof, the obligations of the Custodian hereunder shall continue until Scotia has determined that all obligations of the Counterparty under the Swap Documents now or hereafter arising have been satisfied and notified the Custodian of such event in writing.

(g)           The Custodian shall obtain the Depository’s agreement that the State of New York shall be the “bank’s jurisdiction” in respect of the Depository Account for purposes of Section 9-304 of the UCC.

(h)           The Custodian shall make distributions and payments from Cash held in the Collateral Account based on the written instructions of Scotia (which written instructions Scotia shall provide to the Custodian in accordance with Section 8 hereof).

(i)           If the Custodian receives written instructions pursuant to subsection (h) above by 2:00 p.m. (New York time), on any Business Day, the Custodian shall use its reasonable efforts to make such distributions or payments or settle such purchases and sales as specified in such written instructions on the same Business Day. Any instruction received after 2:00 p.m.  (New York time), shall be considered received on the next Business Day.

(j)           None of the Custodian or any director, officer, employee or agent of the Custodian shall be under any liability to the Counterparty or the Manager for any action taken, or not taken, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Custodian against any liability to such persons which would otherwise be imposed by reason of the Custodian’s criminal conduct, fraud, willful misconduct, bad faith or gross negligence in the performance of its obligations or duties hereunder. The Custodian and any director, officer, employee or agent of the Custodian may rely in good faith on any document of any kind which, on its face, appears to have been properly executed and submitted by any Authorized Person respecting any matters arising hereunder. The Custodian shall be under no duty to inquire into or investigate the validity, accuracy or content of such document. An “Authorized Person” shall mean individuals whose names and specimen signatures have been provided to the Custodian by Scotia in a written notice specifying that such individuals are authorized to deliver instructions to the Custodian and any limitations on such authority.

Section 3. Compensation and Expenses.

The Custodian shall be entitled to receive, and the Counterparty shall pay, on a quarterly basis, as compensation for the services rendered hereunder the fee amounts as set forth in a separate fee letter in connection herewith from the Collateral Account (collectively, “Fees”). In addition, the Counterparty shall reimburse the Custodian for all reasonable out of pocket expenses incurred by it in the course of performing its obligations hereunder as set forth in such fee letter including, without limitation, account service charges/account maintenance fees and indemnity amounts (collectively, “Custodian Expenses”). Upon prior written notice to the Counterparty and the Manager (which may be by facsimile), the Custodian shall be entitled to withdraw accrued Fees and Custodian Expenses owing to it from the amounts on deposit in the Depository Account. Custodian Expenses shall include the reasonable compensation and expenses, disbursements and advances of the Custodian’s agents, counsel, accountants and experts. The payment obligations to the Custodian pursuant to this Section 3 shall survive the termination of this Agreement and any earlier resignation or removal of the Custodian.

Section 4. Limitation of Responsibility of the Custodian and Scotia; Indemnifications.

(a)           The Custodian shall have no responsibility under this Agreement other than to render the Services expressly called for hereunder in good faith and without committing fraud or engaging in criminal conduct, willful misconduct, gross negligence or reckless disregard of its duties hereunder.

(b)           The Custodian shall incur no liability to anyone in acting upon any signature, instrument, statement, notice, resolution, request, direction, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by an Authorized Person.

(c)           The Custodian may exercise any of its rights or powers hereunder or perform any of its duties hereunder either directly or by or through agents or attorneys and shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed hereunder with due care by it in good faith; provided, however, such appointment shall not release the Custodian from its responsibility to perform its obligations hereunder.

(d)           Neither the Custodian, Scotia nor any of their affiliates, directors, officers, shareholders, agents or employees will be liable to the Manager, the Counterparty or to any other person (including as to the Custodian, Scotia), except by reason of acts or omissions by the Custodian or Scotia, as applicable, constituting criminal conduct, fraud, bad faith, willful misconduct, gross negligence or reckless disregard of its respective duties hereunder.

(e)           Neither the Custodian nor Scotia shall be liable for the actions or omissions of the Counterparty, the Manager, the Depository, or of any other person (including as to the Custodian, Scotia), and shall have no liability for any inaccuracy or error in any duty performed by it that results from or is caused by inaccurate, untimely or incomplete information or data received by it from the Counterparty, the Manager or from another Person (including as to the Custodian, Scotia). Neither the Custodian nor Scotia shall be liable for failing to perform or delay in performing its specified duties hereunder which result from or is caused by a failure or delay on the part of the Counterparty, the Manager or of another Person (including as to the Custodian, Scotia) in furnishing necessary, timely and accurate information to the Counterparty or the Manager except to the extent that any failure or delay is caused by its own criminal conduct, fraud, bad faith, willful misconduct, gross negligence or reckless disregard of its respective duties hereunder.

(f)           The Custodian may rely conclusively on any notice, certificate or other document furnished to it hereunder by an Authorized Person or otherwise by Scotia and reasonably believed by it in good faith to be genuine. Neither the Custodian nor Scotia shall be liable for any action taken by it in good faith and reasonably believed by it to be within the discretion or powers conferred upon it, or taken by it pursuant to any direction or instruction by which it is governed hereunder, or omitted to be taken by it by reason of the lack of direction or instruction required hereby for such action.

(g)           Neither the Custodian nor Scotia shall be bound to make any investigation into the facts or matters stated in any certificate, report or other document; provided, however, that if the form thereof is prescribed by this Agreement, the Custodian or Scotia, as applicable, shall examine the same to determine whether it conforms on its face to the requirements hereof.

(h)           The Custodian shall not be deemed to have knowledge or notice of any matter unless a Responsible Officer has received written notice in accordance with this Agreement. “Responsible Officer” shall mean each of Vice President, Secretary and Trust Officer.

(i)           Anything in this Agreement to the contrary notwithstanding, in no event shall the Custodian or Scotia be liable for indirect, punitive, special or consequential damages of any kind whatsoever (including, but not limited to, lost profits) under or pursuant to this Agreement, or arising out of or relating to the subject matter hereof, even if the Custodian or Scotia, as applicable, has been advised of the likelihood of such loss or damage and regardless of the form of action.

(j)           Neither the Custodian nor Scotia shall be liable or responsible to any Person for delays or failures in performance of the Services resulting from or caused by events or circumstances beyond the reasonable control of the Custodian or Scotia, as applicable, including, without limitation, the interruption, suspension or restriction of trading on or the closure of any securities markets, power or other mechanical or technological failures or interruptions, computer viruses, communications disruptions, work stoppages, natural disasters, fire, war, terrorism, riots, rebellions, or other similar acts.

(k)           The Counterparty shall, and hereby agrees to, indemnify, defend and hold harmless the Custodian and its affiliates, directors, officers, shareholders, agents and employees from any and all losses, damages, liabilities, demands, charges, costs, expenses (including the reasonable fees and expenses of counsel and other experts) and claims of any nature in respect of, or arising from any acts or omissions performed or omitted by the Custodian or its affiliates, directors, officers, shareholders, agents or employees pursuant to or in connection with the terms of this Agreement, or in the performance or observance of the Custodian’s duties or obligations under this Agreement; provided that such acts or omissions are in good faith and without criminal conduct, fraud, willful misconduct or gross negligence on the part of the Custodian and without reckless disregard of the Custodian’s duties hereunder.

(l)           Except to the extent expressly set forth herein (including in Schedule A), nothing herein shall impose or imply any duty or obligation on the part of the Custodian to verify, investigate or audit any information or data provided to it by any other party hereto, the role of the Custodian hereunder being solely to perform only those functions as particularly described herein (including in Schedule A).

(m)           None of the provisions of this Agreement shall require the Custodian to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of the Services, or in the exercise of any of its rights or powers if the Custodian shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

(n)           The Custodian may consult with and shall be entitled to rely on the advice of legal counsel and independent accountants in performing its duties hereunder and shall be protected and deemed to have acted in good faith if it acts in accordance with such advice so long as such counsel or accountant, as applicable, was selected with due care.

(o)           This Section 4 shall survive the termination or assignment of this Agreement and the resignation or removal of the Custodian.

Section 5. Independence of the Custodian.

For all purposes of this Agreement, the Custodian shall be an independent contractor and shall not be subject to the supervision of the Counterparty or the Manager with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Counterparty or the Manager, the Custodian shall have no authority to act for or represent any of them in any way and shall not otherwise be deemed an agent of either of them.

Section 6. No Joint Venture.

Nothing contained in this Agreement (i) shall constitute the Custodian, Scotia, the Manager or the Counterparty, respectively, as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

Section 7. Other Activities of Custodian.

Nothing herein shall prevent the Custodian or its affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as a custodian for any other person or entity even though such person or entity may engage in business activities similar to or competitive with those of the Counterparty.

Section 8. Agreement of Scotia to Seek Counterparty’s Instructions and Consents.

Prior to, and if compliance with any instruction referred to below will not result in, the occurrence of an Event of Default under the ISDA Master, Scotia hereby agrees with the

Counterparty that it shall (A) (i) use its commercially reasonable efforts to obtain from the Counterparty or the Manager, and deliver to the Custodian, instructions in connection with deciding between alternative courses of action pursuant to Section 1(g) hereof and (ii) promptly following its receipt of instructions from the Counterparty or the Manager to make distributions or payments from the Collateral Account or any other dispositions of Pledged Property, direct the Custodian to make such payments, distributions and dispositions in accordance with Section 2(h) hereof and (B) not take any actions to establish and maintain one or more additional accounts(s) or sub-accounts(s) pursuant to Section 1(b) hereof, or impose or imply any duty on the Custodian pursuant to Section 4(m) hereof, without the consent of the Counterparty. To the extent interest has been credited to the USD-denominated Collection Account (as defined in the Swap Documents) in accordance with Section 8 of the Master Confirmation, Scotia may, upon notice to the Counterparty, direct the Custodian to release to Scotia from the Collateral Account an amount equal to such credited interest.

Section 9. Reserved.

Section 10. Term of Agreement.

Subject to Section 11, this Agreement shall continue in force until Scotia has notified the Custodian in writing that all obligations of the Counterparty under the Swap Documents now or hereafter arising have been satisfied.

Section 11. Resignation and Removal of Custodian.

(a)           Subject to subsection (d) below, the Custodian may resign its duties hereunder by providing Scotia, the Counterparty and the Manager with at least 60 days’ prior written notice.

(b)           Subject to subsection (d) below, the Counterparty or the Manager may, with the written consent of Scotia, remove the Custodian without cause by providing the Custodian and Scotia with at least 60 days’ prior written notice.

(c)           Subject to subsection (d) below, the Counterparty or the Manager may, with the written consent of Scotia remove the Custodian immediately upon written notice of termination to the Custodian and Scotia if any of the following events shall occur:

(i)
the Custodian shall default in the performance of any of its duties under this Agreement and, after notice of such default, shall not cure such default within 10 days (or, if such default cannot be cured in such time, shall not give within 10 days such assurance of cure as shall be reasonably satisfactory to the Counterparty or the Manager);

(ii)
the Custodian is dissolved (other than pursuant to a consolidation, amalgamation or merger) or has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(iii)
a court having jurisdiction in the premises shall enter a decree or order for relief, and such decree or order shall not have been vacated within 30 days, in respect of the Custodian in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Custodian or any substantial part of its property or order the winding up or liquidation of its affairs; or

(iv)
the Custodian shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, shall consent to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for the Custodian or any substantial part of its property, shall consent to the taking of possession by any such official of any substantial part of its property, shall make any general assignment for the benefit of creditors or shall fail generally to pay its debts as they become due. The Custodian agrees that if any of the events specified in subsections (ii), (iii) or (iv) of this  Section 11(c) shall occur, it shall give written notice thereof to Scotia, the Counterparty and the Manager within two Business Days after the occurrence of such event.

(d)           Except for a removal pursuant to subsection (c) above, no resignation or removal of the Custodian pursuant to this Section 11 shall be effective until (i) a successor Custodian shall have been appointed by the Counterparty or the Manager and approved by Scotia and (ii) such successor Custodian shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the Custodian is bound hereunder (with such modifications as are agreed upon by the successor Custodian, Scotia, the Counterparty and the Manager). If a successor Custodian does not take office within 60 days after the retiring Custodian resigns or is removed, the retiring Custodian, Scotia, the Counterparty or the Manager may petition a court of competent jurisdiction for the appointment of a successor Custodian.

           (e)           Any successor to the Custodian shall be bound automatically by the terms and provisions of this Agreement upon becoming the successor thereof.

Section 12. Action upon Termination, Resignation or Removal of the Custodian.

Promptly upon the effective date of the resignation or removal of the Custodian pursuant to Section 11 hereof, respectively, the Custodian shall be entitled to be paid all Fees and Custodian Expenses accruing to it to the date of such termination, resignation or removal. The Custodian shall forthwith deliver to, or as directed by, Scotia upon such resignation or removal of the Custodian pursuant to Section 11, all Pledged Property and related documents then in the custody of the Custodian, and the Custodian shall cooperate with Scotia, the Counterparty, the Manager and any successor Custodian, and take all reasonable steps requested by Scotia to assist in making an orderly transfer of the duties of the successor Custodian.

Section 13. Notices.

Any notice, report or other communication given hereunder shall be in writing and addressed as follows:

(a)           if to the Counterparty, to  Halifax Funding LLC, 450 South Orange Ave, Orlando, FL 32801, Attention: General Counsel Attention: Chief Financial Officer Email Address: paul.saint-pierre@cnl.com.

(b)           if to the Custodian,

Address:	The Bank of Nova Scotia Trust Company of New York

One Liberty Plaza
New York, NY  10006
Attention:             Warren Goshine

Tel:  (212) 225-5279
Fax:  (212) 225-5436
Email:  warren.goshine@scotiabank.com

 (c)           if to the Manager, to Corporate Capital Trust, Inc. 450 S. Orange Avenue Orlando, FL 32801 Attention: General Counsel Attention: Chief Financial Officer Email Address: paul.saint-pierre@cnl.com.

(d)           if to Scotia, to

Address:                The Bank of Nova Scotia

40 King Street West
68th Floor
Toronto, Ontario  M5H 1H1
Canada
Attention:              Ronny Sirizzotti

Tel:  (416) 945-4625
Email:  struct.prod@scotiabank.com

or to such other address as any party shall have provided to the other parties in writing. All notices required or permitted to be given hereunder shall be in writing and shall be deemed given if such notice is mailed by first class mail, postage prepaid, hand delivered, sent by overnight courier service guaranteeing next day delivery or by electronic mail in legible form to the address of such party as provided above.

Section 14. Representations and Warranties.

(a)           The Counterparty hereby represents and warrants to Scotia and the Custodian as follows:

(i)
The Counterparty has been duly formed and is validly existing and in good standing under the laws of its jurisdiction of incorporation/formation and has the full power and authority to execute, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary action to authorize this Agreement on the terms and conditions hereof, the execution, delivery and performance of this Agreement and the performances of all obligations imposed upon it hereunder. No consent of any other Person including, without limitation, shareholders and creditors of the Counterparty, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Counterparty in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and the obligations imposed upon it hereunder. This Agreement constitutes, and each instrument or document required hereunder, when executed and delivered by the Counterparty and all other parties hereunder, will constitute, the legally valid and binding obligations of the Counterparty enforceable against the Counterparty in accordance with their terms subject, as to enforcement, (a) to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Counterparty and (b) to general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).

(ii)
The execution, delivery and performance of this Agreement and the documents and instruments required hereunder will not violate any provision of any existing law or regulation binding on the Counterparty, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Counterparty, or the governing instruments of, or any securities issued by, the Counterparty or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Counterparty is a party or by which the Counterparty or any of its assets may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of the Counterparty, and will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

(b)           The Custodian hereby represents and warrants to the Counterparty and Scotia as follows:

(i)
The Custodian is a New York limited purpose trust company duly organized and validly existing under the laws of the state of New York and has full power and authority to execute, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary corporate action to authorize this Agreement on the terms and conditions hereof, the execution, delivery and performance of this Agreement and all obligations required hereunder. No consent of any other Person including, without limitation, stockholders and creditors of the Custodian, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Custodian in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and the obligations imposed upon it hereunder. This Agreement constitutes, and each instrument and document required hereunder, when executed and delivered by the Custodian and all other parties hereunder, will constitute, the legally valid and binding obligations of the Custodian enforceable against the Custodian in accordance with their terms subject, as to enforcement, (a) to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Custodian and (b) to general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).

(ii)
The execution, delivery and performance of this Agreement and the documents and instruments required hereunder will not violate any provision of any existing law or regulation binding on the Custodian, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Custodian, or the articles of association or by-laws of the Custodian or any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Custodian is a party or by which the Custodian may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of the Custodian or its ability to perform its obligations under this Agreement.

(iii)
The Custodian is a “bank” as defined under Section 2(a)(5) of the Investment Company Act of 1940, as amended (the “1940 Act”), and is qualified to act as a custodian under Section 17(f) of the 1940 Act.

Section 15. Amendments.

This Agreement may not be amended, changed, modified or terminated (except as otherwise expressly provided herein) except by Scotia, the Counterparty, the Manager and the Custodian in writing.

Section 16. Successor and Assigns.

This Agreement may not be assigned by the Custodian unless such assignment is previously consented to in writing by Scotia, the Counterparty and the Manager. An assignment with such consent and confirmation, if accepted by the assignee, shall bind the assignee hereunder to the performance of any duties or obligations of the Custodian hereunder.

Section 17. Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial.

(i) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING TITLE 14 OF ARTICLE 5 OF NEW YORK GENERAL OBLIGATIONS LAW, BUT OTHERWISE WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS,

RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HEREUNDER IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH OF THE PARTIES HEREUNDER HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURT LACKS JURISDICTION OVER IT, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT BROUGHT IN ANY OF THE AFORESAID COURTS, THAT ANY SUCH COURT LACKS JURISDICTION OVER IT. EACH OF THE PARTIES HEREUNDER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, OR BY HAND DELIVERY, AT ITS ADDRESS FOR NOTICES PURSUANT TO SECTION 13. EACH OF THE PARTIES HEREUNDER HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF SCOTIA OR THE CUSTODIAN TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COUNTERPARTY OR THE MANAGER IN ANY OTHER JURISDICTION.

(ii) EACH OF THE PARTIES HEREUNDER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN THE COURTS REFERRED TO ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(iii) EACH OF THE PARTIES HEREUNDER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 18. Headings.

The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

Section 19. Counterparts.

This Agreement may be executed in counterparts, all of which when so executed shall together constitute but one and the same agreement.

Section 20. Severability.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 21. Benefit of Agreement.

It is expressly agreed that in performing its duties under this Agreement, the Custodian will act for the benefit of Scotia and the Counterparty, and that such obligations on the part of the Custodian shall be enforceable at the instance of the Counterparty or Scotia.

Section 22. Compliance with Applicable Anti-Terrorism and Anti-Money Laundering Regulations.

In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (“Applicable Law”), the Custodian is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Custodian. Accordingly, each of the parties agrees to provide to the Custodian upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Custodian to comply with Applicable Law.

           IN WITNESS WHEREOF, the parties have caused this Custodian Agreement to be duly executed and delivered as of the day and year first above written.
HALIFAX FUNDING LLC

By: Corporate Capital Trust, Inc., its Designated Manager

By: /s/ Paul S. Saint Pierre
Name: Paul S. Saint Pierre
Title: Chief Financial Officer

THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK, solely as Custodian

By: /s/ Warren A. Goshine
Name: Warren A. Goshine
Title: Vice President

CORPORATE CAPITAL TRUST, INC.

By: /s/ Paul S. Saint Pierre
Name: Paul S. Saint Pierre
Title: Chief Financial Officer

THE BANK OF NOVA SCOTIA

By: /s/ Jeffrey Kempa
Name: Jeffrey Kempa
Title: Director

Schedule A

Services to be performed by the Custodian

The Custodian shall perform the functions from time to time that are specifically set forth below.  For the avoidance of doubt, the functions set forth below in this Schedule A shall have no effect on the rights and obligations of the Counterparty and Scotia under the Swap Documents.

Accounts to be Established by the Custodian

           (a)           The Custodian shall establish and maintain the following account(s) (and any other accounts or sub-account established in accordance with the Agreement):

Collateral Account

           (b)           Prepare and make available to Counterparty and Scotia a daily cash workbook as to the daily cash activity;

           (c)           Track and identify the daily cash activity in the Collateral Account.

Other Services

           (a)           Notify the Counterparty and Scotia upon receiving any documents, legal opinions, reports, notices, requests or other information affecting the Collateral Account;

           (b)           Cooperate with Counterparty and Scotia to provide any information in the Custodian’s possession reasonably requested.

           (c)           Provide such other services to Scotia in connection with the Swap Documents as agreed in writing between the Custodian and Scotia, which may be in a form of a supplement to this Schedule A, at the Counterparty’s expense.

A-1